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                                                                  EXECUTION COPY












                                 AMENDED AND RESTATED
                            RECEIVABLES PURCHASE AGREEMENT
                                    AND ASSIGNMENT


                                       between


                         ARCADIA RECEIVABLES FINANCE CORP. II
                                      Purchaser


                                         and


                                ARCADIA FINANCIAL LTD.
                                        Seller






                                     dated as of

                                    July 31, 1997


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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.1   General.........................................................1
SECTION 1.2   Specific Terms..................................................2
SECTION 1.3   Usage of Terms..................................................4
SECTION 1.4   Certain References..............................................4
SECTION 1.5   No Recourse.....................................................4
SECTION 1.6   Action by or Consent of Noteholders or Certificateholders.......4


                                      ARTICLE II

                            CONVEYANCE OF THE RECEIVABLES
                           AND THE OTHER CONVEYED PROPERTY

SECTION 2.1   Purchase Price..................................................5
SECTION 2.2.  Conveyance of Receivables.......................................5
SECTION 2.3.  Delivery of Receivables File....................................7


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

SECTION 3.1   Representations and Warranties of AFL...........................8
SECTION 3.2   Representations and Warranties of ARFC II.......................9


                                      ARTICLE IV

                                   COVENANTS OF AFL

SECTION 4.1   Protection of Title of ARFC II and the Trust.................. 11
SECTION 4.2   Other Liens or Interests...................................... 13
SECTION 4.3   Costs and Expenses............................................ 13
SECTION 4.4   Indemnification............................................... 13
SECTION 4.5   Advances...................................................... 15


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                                                                            Page
                                                                            ----


                                      ARTICLE V

                                     REPURCHASES

SECTION 5.1   Repurchase of Receivables Upon Breach of Warranty or
              Covenant...................................................... 15
SECTION 5.2   Reassignment of Purchased Receivables......................... 16
SECTION 5.3   Repurchase of Ineligible Receivables Upon Securitized
              Offering...................................................... 16
SECTION 5.4   Waivers....................................................... 17

                                      ARTICLE VI

MISCELLANEOUS

SECTION 6.1   Liability of AFL.............................................. 17
SECTION 6.2   [RESERVED..................................................... 17
SECTION 6.3   Merger or Consolidation of AFL or ARFC II..................... 17
SECTION 6.4   Limitation on Liability of AFL and Others..................... 18
SECTION 6.5   AFL May Own Notes or Certificates............................. 18
SECTION 6.6   Amendment..................................................... 18
SECTION 6.7   Notices....................................................... 19
SECTION 6.8   Merger and Integration........................................ 19
SECTION 6.9   Severability of Provisions.................................... 19
SECTION 6.10  Intention of the Parties...................................... 20
SECTION 6.11  Governing Law................................................. 20
SECTION 6.12  Counterparts.................................................. 20
SECTION 6.13  Conveyance of the Receivables and the Other Conveyed
              Property to the Trust......................................... 20
SECTION 6.14  Nonpetition Covenant.......................................... 21


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                 AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
                                    AND ASSIGNMENT


         THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of July 31, 1997, executed between Arcadia Receivables Finance Corp. II, a Delaware corporation, as purchaser ("ARFC II"), and Arcadia Financial Ltd., a Minnesota corporation, as seller ("AFL").

                                 W I T N E S S E T H:

         WHEREAS, ARFC II has agreed from time to time to purchase from AFL and AFL, pursuant to this Agreement, has agreed from time to time to sell and assign to ARFC II the Receivables and Other Conveyed Property.

         WHEREAS, ARFC II and AFL are parties to a Receivables Purchase Agreement and Assignment dated as of December 28, 1995, as previously amended (the "Original Receivables Purchase Agreement and Assignment");

         WHEREAS, ARFC II and AFL desire to further amend the Original Receivables Purchase Agreement and Assignment in connection with amendments being made to documents contemplated by the Original Receivables Purchase Agreement and Assignment.

         WHEREAS, ARFC II and AFL are entering into this Receivables Purchase Agreement and Assignment, which on the Effectiveness Date (defined below) will supersede the Original Receivables Purchase Agreement and Assignment, to make certain amendments to the Original Receivables Purchase Agreement and Assignment and to govern the obligations of the parties hereunder from and after the date hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, ARFC II and AFL, intending to be legally bound, hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1 GENERAL. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Amended and Restated Sale and Servicing

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Agreement, dated as of July 31, 1997, by and among Arcadia Receivables Finance
Corp. II (as Seller), Arcadia Financial Ltd. (in its individual capacity and as Servicer), Olympic Automobile Receivables Warehouse Trust (as Issuer) (the "Trust") and Norwest Bank Minnesota, National Association, a national banking association (as Backup Servicer).

         SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Agreement" means this Amended and Restated Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

         "ARFC II" means Arcadia Receivables Finance Corp. II, a Delaware corporation.

         "Assignment Agreement" means, with respect to any Receivables and related Other Conveyed Property, the assignment agreement between AFL and ARFC II pursuant to which AFL sells and assigns Receivables and related Other Conveyed Property to ARFC II, the form of which is attached hereto as Exhibit A.

         "Effectiveness Date" has the meaning specified in Section 1.7 hereof.

         "Initial Closing Date" means December 28, 1995.

         "Indenture Trustee" means Norwest Bank Minnesota, National
Association, a national banking association, as trustee and indenture collateral agent under the Amended and Restated Indenture, dated as of July 31, 1997, between the Trust and the Indenture Trustee.

         "Other Conveyed Property" means all monies at any time paid or payable on the Receivables or in respect thereof after the applicable Cutoff Date (including amounts due on or before the applicable Cutoff Date but receivable by AFL after such Cutoff Date), the security interests of AFL in the Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables, rights of AFL against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivables File, any and all other documents or electronic records that AFL keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of AFL pursuant to liquidation of such Receivable, all present and future claims, demands, causes and chooses in action in respect of the Receivables and any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of the Receivables and any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit


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accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the Receivables and any of the foregoing.

         "Owner Trustee" means Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee of the Trust and any successor trustee appointed and acting pursuant to the Trust Agreement.

         "Purchase Price" means, with respect to any Receivables and related Other Conveyed Property conveyed to ARFC II by AFL on any Transfer Date, an amount equal to the sum of the Principal Balances of all such Receivables as of the applicable Cutoff Date.

         "Receivable" means a retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract.

         "Related Documents" means the Notes, the Custodian Agreement, the Sale and Servicing Agreement, the Lockbox Agreement and the Indenture. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "Repurchase Event" means the occurrence of a breach of any of AFL's representations and warranties contained in Section 3.1(a) hereof or any other event which requires the repurchase of a Receivable by AFL under the Sale and Servicing Agreement or by ARFC II pursuant to Section 2.6 of the Sale and Servicing Agreement.

         "Sale and Servicing Agreement" means the Amended and Restated Sale and Servicing Agreement, dated as of July 31, 1997, executed and delivered by Arcadia Receivables Finance Corp. II, as Seller, Arcadia Financial Ltd., in its individual capacity and as Servicer, Olympic Automobile Receivables Warehouse Trust, as Issuer, and Norwest Bank Minnesota, National Association, as Backup Servicer, together with any Transfer Agreements executed pursuant thereto and in accordance with the terms thereof.

         "Schedule of Receivables" means the schedule of all automobile retail installment loan contracts and promissory notes sold and transferred pursuant to each Assignment Agreement which is attached hereto as Schedule A, as such Schedule shall be supplemented from time to time (i) by each Schedule of Receivables with respect to each Assignment Agreement, which Schedules of Receivables shall be deemed incorporated and made a part of Schedule A hereto and (ii) to reflect the repurchase from ARFC II of (a) Warranty Receivables and
(b) other Receivables purchased from ARFC II by AFL, such comprehensive schedule to be maintained by the Indenture Trustee. With respect to an Assignment Agreement, "Schedule of Receivables" shall mean the Schedule attached to such Assignment Agreement as Exhibit A thereto.


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         "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

         "Transfer Date" means any date on which Receivables and related Other Conveyed Property are sold and assigned to ARFC II pursuant to Section 2.2.

         "Trust" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of July 31, 1997 between ARFC II and the Owner Trustee.

         "Trust Property" means the property and proceeds of every description conveyed pursuant to Section 2.5 of the Trust Agreement, Sections 2.1 and 2.4 of the Sale and Servicing Agreement and Section 2.2 hereof and pursuant to any Assignment Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

         SECTION 1.3 USAGE OF TERMS. (a) With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         (b) The references to the Related Documents entered into in connection with this Agreement shall be read to include, where appropriate, the original (as amended and supplemented) agreement related to each such amended and restated document.

         SECTION 1.4 CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

         SECTION 1.5 NO RECOURSE. Without limiting the obligations of AFL hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of AFL, or of any predecessor or successor of AFL.

         SECTION 1.6  ACTION BY OR CONSENT OF NOTEHOLDERS OR
CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Certificateholders, such provision shall be deemed to refer to


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Noteholders or Certificateholders, as the case may be, of record as of the
Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders, as the case may be. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Certificateholders, any Note or Certificate registered in the name of ARFC II, AFL or any Affiliate thereof shall be deemed not to be outstanding, and the related Outstanding Amount or Certificate Balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite Outstanding Amount or Certificate Balance necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee or Owner Trustee is entitled to rely upon any such action or consent, only Notes or Certificates which the Indenture Trustee or Owner Trustee knows to be so owned shall be so disregarded.

         SECTION 1.7 EFFECTIVENESS. (a) The "Effectiveness Date" of this Agreement shall occur on the date on which the conditions set forth in this Agreement shall have been satisfied or waived by both parties to this Agreement.

         (b) This Agreement amends and restates the Original Receivables Purchase Agreement and Assignment and on the Effectiveness Date, replaces the Original Receivables Purchase Agreement and Assignment without interruption of the parties' performance thereunder.


                                      ARTICLE II

                            CONVEYANCE OF THE RECEIVABLES
                           AND THE OTHER CONVEYED PROPERTY

         SECTION 2.1 PURCHASE PRICE. In consideration of the conveyance of the Receivables and the related Other Conveyed Property to ARFC II on each Transfer Date, ARFC II shall pay or cause to be paid to AFL an amount equal to the product of (x) the outstanding Principal Balance (as defined in the Sale and Servicing Agreement) of each Receivable and (y) 100%. Such amount shall be paid to AFL, by wire transfer of immediately available funds (a) on the date of such conveyance, in an amount equal to ninety-four percent of such Purchase Price, and (b) upon the subsequent transfer of such Receivables for securitization or upon a "Securitized Offering" (as defined in the Sale and Servicing Agreement), in an amount equal to the remaining balance of the Purchase Price.

         SECTION 2.2.  CONVEYANCE OF RECEIVABLES.

         (a) Subject to the conditions set forth in paragraph (b) below, AFL, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Assignment Agreements, shall sell, transfer, assign and otherwise convey to ARFC II without recourse (but without limitation of its obligations in this Agreement or the Sale and Servicing Agreement), all of the right, title and interest of AFL, whether then existing or thereafter acquired, in and to the Receivables listed on the related Schedule of Receivables and the related Other Conveyed Property. It is the intention of ARFC II and


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AFL that the transfers and assignments contemplated by this Agreement and each
Assignment Agreement shall constitute a sale of the Receivables and the Other Conveyed Property from AFL to ARFC II, conveying good title thereto free and clear of any Liens, and the Receivables and Other Conveyed Property shall not be a part of AFL's estate in the event of the filing of a bankruptcy petition by or against AFL under any bankruptcy or similar law.

         (b) (1) AFL shall transfer to ARFC II the Receivables and the related Other Conveyed Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

         (i) AFL shall have delivered to ARFC II, the Owner Trustee and the Indenture Trustee a duly executed Assignment Agreement (including an acceptance by ARFC II), which shall include a Schedule of Receivables listing the Receivables being transferred on such Transfer Date;

         (ii) as of such Transfer Date, AFL shall not have been insolvent nor shall AFL have been rendered insolvent by such sale and assignment nor shall AFL be aware of any pending insolvency;

         (iii) AFL shall have taken any action necessary or advisable to maintain the first priority perfected ownership interest of ARFC II in the Receivables and Other Conveyed Property;

         (iv) no selection procedures adverse to the interests of ARFC II, the Issuer or the Noteholders shall have been utilized by AFL or ARFC II in selecting the Receivables;

         (v) AFL shall have provided to ARFC II and Morgan any information reasonably requested by any of the foregoing with respect to the Receivables;

         (vi) the conditions to the transfer of Receivables to the Trust pursuant to Section 2.1(b) of the Sale and Servicing Agreement have been met;

         (vii) each of the representations and warranties made by AFL pursuant to Section 3.1 shall be true and correct as of the related Transfer Date, and AFL shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

         (viii) AFL shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Assignment Agreement have been sold to ARFC II pursuant to this Agreement and the related Assignment Agreement;

         (ix) on any Transfer Date, AFL shall have established, in the name of the Trustee for the benefit of the Noteholders and the Certificateholders, an Eligible Interest Rate Cap Agreement in a notional amount equal to or greater than the sum



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    of the Note Balance PLUS the Certificate Balance on such date (after taking into account the transfer of Receivables to the Trust on such date);

         (x) after giving effect to the conveyance of Receivables on such Transfer Date, the aggregate of the Principal Balances of Receivables attributable to loans classified as Financed Repossessions shall not exceed 3.0% of the aggregate of the Principal Balances of all Receivables on such Transfer Date; and

         (xi) AFL shall have delivered to the Indenture Trustee, the Owner Trustee and Morgan an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).

         SECTION 2.3. DELIVERY OF RECEIVABLES FILE. AFL shall use its best efforts to deliver to the Custodian within three Business Days after each Transfer Date, but in any event AFL shall deliver to the Custodian no later than ten Business Days after such Transfer Date, the following documents:

         (i) The fully executed original of the Receivable (together with the original of any agreements modifying the Receivable, including without limitation any extension agreements);

         (ii) A certificate of insurance, application form signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain an Insurance Policy, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an Insurance Policy or any other documents evidencing or relating to any Insurance Policy;

         (iii) The original credit application, or a copy thereof, of each Obligor, on AFL's customary form, or on a form approved by AFL, for such application; and

         (iv) The original certificate of title (when received) and otherwise such documents, if any, that AFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AFL as first lienholder or secured party (including any Lien Certificate received by AFL), or if such original certificate of title has not yet been received, a copy of the application therefor, showing AFL as secured party, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by AFL within 180 days.

    It is the intention of AFL and ARFC II that the transfer and assignment contemplated by this Agreement and the related Assignment Agreements shall constitute a sale of the Receivables and the Other Conveyed Property from AFL to ARFC II, conveying good title thereto free and clear of any Liens, and the Receivables and the Other Conveyed Property shall not be part of AFL's estate in the event of the filing of a bankruptcy petition by or against AFL under any bankruptcy or similar law.


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                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF AFL. AFL made the following representations and warranties on the Initial Closing Date, on which ARFC II relied in purchasing the Receivables and the Other Conveyed Property and in transferring the Receivables and the Other Conveyed Property to the Trust under the original Sale and Servicing Agreement and AFL hereby makes the following representations and warranties on the Effectiveness Date, on which ARFC II relies in purchasing the Receivables and the Other Conveyed Property to the Trust under this Agreement. Such representations are made as of the Initial Closing Date, the Effectiveness Date and each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under the Assignment Agreements and the sale, transfer and assignment thereof by ARFC II to the Trust under the Sale and Servicing Agreement. AFL and ARFC II agree that ARFC II will assign to the Trust all of ARFC II's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against AFL in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

         (b) ORGANIZATION AND GOOD STANDING. AFL has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to ARFC II.

         (c) DUE QUALIFICATION. AFL is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

         (d) POWER AND AUTHORITY. AFL has the power and authority to execute and deliver this Agreement, each Assignment Agreement and its Related Documents and to carry out its terms and their terms, respectively; AFL has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with ARFC II under each Assignment Agreement and has duly authorized such sale and assignment to ARFC II by all necessary corporate action; and the execution, delivery and performance of this Agreement, each Assignment Agreement and AFL's Related Documents have been duly authorized by AFL by all necessary corporate action.

         (e) VALID SALE; BINDING OBLIGATIONS. This Agreement, each Assignment Agreement and AFL's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against AFL and creditors of and purchasers from AFL; and this


                                          8


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Agreement, each Assignment Agreement and AFL's Related Documents constitute legal, valid and binding obligations of AFL enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of AFL, or any indenture, agreement, mortgage, deed of trust or other instrument to which AFL is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, each Assignment Agreement and the Sale and Servicing Agreement, or violate any law, order, rule or regulation applicable to AFL of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFL or any of its properties.

         (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to AFL's knowledge, threatened against AFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AFL or its properties (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AFL of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or
(iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, under any Assignment Agreement or under the Sale and Servicing Agreement.

         (h) NO TERMINATION EVENTS. No Purchase Termination Event or Servicer Termination Event shall have occurred and be continuing.

         (i) CHIEF EXECUTIVE OFFICE. The chief executive office of AFL is located at 7825 Washington Avenue South, Suite 400, Minneapolis, MN 55439-2435.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF ARFC II. ARFC II made the following representations and warranties on the Initial Closing Date on which AFL relied in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to ARFC II under the Original Sale and Servicing Agreement and under each Assignment Agreement; and ARFC II hereby makes the following


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

representations and warranties on the Effectiveness Date, on which AFL relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to ARFC II under this Agreement. Such representations are made as of the Initial Closing Date, the Effectiveness Date and each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement and the sale, transfer and assignment thereof by ARFC II to the Trust under the Sale and Servicing Agreement.

         (a) ORGANIZATION AND GOOD STANDING. ARFC II has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property and to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

         (b) DUE QUALIFICATION. ARFC II is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) ARFC II's ability to acquire the Receivables or the Other Conveyed Property, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) ARFC II's ability to perform its obligations hereunder, under any Assignment Agreement and under the Related Documents.

         (c) POWER AND AUTHORITY. ARFC II has the power, authority and legal right to execute and deliver this Agreement, each Assignment Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement; and the execution, delivery and performance of this Agreement, each Assignment Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by ARFC II by all necessary action.

         (d) NO CONSENT REQUIRED. ARFC II is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Assignment Agreement and the Related Documents, except for such as have been obtained, effected or made.

         (e) BINDING OBLIGATION. This Agreement, each Assignment Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of ARFC II, enforceable against ARFC II in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

         (f) NO VIOLATION. The execution, delivery and performance by ARFC II of this Agreement and each Assignment Agreement, the consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of ARFC II, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ARFC II is a party or by which ARFC II is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to ARFC II or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over ARFC II or any of its properties.

         (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ARFC II, threatened against ARFC II, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ARFC II or its properties: (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ARFC II of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under any Assignment Agreement or the transfer of the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by ARFC II hereunder, AFL covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all investor certificates, notes or other similar securities issued by the Trust, or a trust or similar vehicle formed by ARFC II, have been paid in full. AFL and ARFC II agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ARFC II or by the Owner Trustee on behalf of the Trust.


                                      ARTICLE IV

                                   COVENANTS OF AFL

         SECTION 4.1  PROTECTION OF TITLE OF ARFC II AND THE TRUST.

         (a) At or prior to the Initial Closing Date, AFL filed or caused to be filed a UCC-1 financing statement, executed by AFL as seller or debtor, naming ARFC II as purchaser or secured party and describing the Receivables and the Other Conveyed Property, with respect to this Agreement and each Assignment Agreement, being sold by it to ARFC II as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as ARFC II shall have required. From time to time thereafter, AFL shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ARFC II under this Agreement and each Assignment Agreement and of the Trust under the Sale and Servicing Agreement in the Receivables and the Other Conveyed Property and in the proceeds thereof. AFL shall deliver (or cause to be delivered) to ARFC II, the Owner Trustee, the Indenture Trustee and DFC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that AFL fails to perform its obligations under this subsection, ARFC II or the Owner Trustee may do so at the expense of AFL.

         (b) AFL shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by AFL (or by ARFC II or the Owner Trustee on behalf of AFL) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ARFC II, the Owner Trustee and Morgan at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) AFL shall give ARFC II, Morgan, the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. AFL shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) AFL shall maintain its computer systems so that, from and after the time of sale under this Agreement and under any Assignment Agreement of the Receivables to ARFC II, and the conveyance of the Receivables by ARFC II to the Trust, AFL's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold to ARFC II and has been conveyed by ARFC II to the Trust. Indication of the Trust's ownership of Receivable shall be deleted from or modified on AFL's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full. AFL shall indicate in its consolidated financial statements that Receivables have been sold to ARFC II and are not available to the creditors of AFL.

         (e) If at any time AFL shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, AFL shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to ARFC II and is owned by the Trust.

         SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances under any Assignment Agreement, AFL will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property, or any interest therein, and AFL shall defend the right, title, and interest of ARFC II and the Trust in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under AFL.

         SECTION 4.3 COSTS AND EXPENSES. AFL shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Assignment Agreement and its Related Documents.

         SECTION 4.4  INDEMNIFICATION.

         (a) AFL shall defend, indemnify and hold harmless ARFC II, the Trust, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of AFL's representations and warranties contained herein.

         (b) AFL shall defend, indemnify and hold harmless ARFC II, the Trust, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by AFL or any affiliate thereof of a Financed Vehicle.

         (c) AFL shall defend and indemnify ARFC II, the Trust, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Noteholders and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement or the Sale and Servicing Agreement.

         (d) AFL agrees to pay, and shall defend, indemnify and hold harmless ARFC II, the Trust, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Noteholders and the Certificateholders from and against any taxes that may at any time be asserted against ARFC II, the Owner Trustee, the Indenture Trustee, DFC, the Backup Servicer, the Noteholders and the Certificateholders with respect to the transactions contemplated in this Agreement or in any Assignment Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, any sale, transfer and assignment of the Receivables and the Other Conveyed Property to ARFC II and of the Trust Property to the Trust or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the Receivables and Other Conveyed Property or the Trust Property which shall be indemnified by AFL pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or under any Assignment Agreement or imposed against such Persons.

         (e)  AFL agrees to pay, and to indemnify, defend and hold harmless
ARFC II, the Trust, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Noteholders and the Certificateholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of any Receivables or the Other Conveyed Property hereunder or under each Assignment Agreement and the conveyance or ownership of the Trust Property under the Sale and Servicing Agreement or the issuance and original sale of the Notes and the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or under any Assignment Agreement or imposed against such Persons.

         (f) AFL shall defend, indemnify, and hold harmless ARFC II, the Owner Trustee, the Indenture Trustee, DFC, the Backup Servicer, the Trust, Morgan, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ARFC II, the Trust, the Indenture Trustee, Morgan, the Noteholders and the Certificateholders through the negligence, willful misfeasance, or bad faith of AFL in the performance of its duties under this Agreement or under any Assignment Agreement or by reason of reckless disregard of AFL's obligations and duties under this Agreement or under any Assignment Agreement.

         (g) AFL shall indemnify, defend and hold harmless ARFC II, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by AFL of federal or state securities laws in connection with the registration or the sale of the Notes and the Certificates.

         (h) AFL shall indemnify, defend and hold harmless ARFC II, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ARFC II, the Owner Trustee, the Indenture Trustee, Morgan, the Trust, the Noteholders or the Certificateholders as a result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

         (i) AFL shall defend, indemnify, and hold harmless ARFC II and its assignees from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of AFL's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ARFC II.

         (j) AFL shall indemnify, defend and hold harmless ARFC II, the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ARFC II, the Owner Trustee and the Indenture Trustee, Morgan, the Trust, the Noteholders or the Certificateholders as a result of AFL's or ARFC II's use of the name "Olympic."

         Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that AFL may otherwise have.

         SECTION 4.5  ADVANCES.

         (a) As of any Determination Date as of which no Trigger Event has occurred, AFL, as Seller hereunder, shall become obligated to pay to or upon the order of ARFC II on the related Deposit Date, an amount equal to the lesser of
(i) the aggregate Collection Shortfall with respect to Receivables for which no Scheduled Payment was due during such Monthly Period and (ii) the Net Advance Shortfall; PROVIDED, HOWEVER, that AFL shall not be required to make such payments with respect to a Receivable extended pursuant to Section 3.2(b) of the Sale and Servicing Agreement for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

         (b) As of any Determination Date as of which a Trigger Event has occurred, AFL, as Seller hereunder, shall become obligated to pay to or upon the order of ARFC II on the related Deposit Date, the following amounts: If there are Collection Shortfalls with respect to a Receivable, an amount equal to such Collection Shortfall; PROVIDED, HOWEVER, AFL shall only be required to make such payments with respect to Receivables for which no Scheduled Payment was due during such Monthly Period; PROVIDED, FURTHER, that AFL shall not be required to make such payments with respect to a Receivable extended pursuant to Section 3.2(b) of the Sale and Servicing Agreement for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.


                                      ARTICLE V

                                     REPURCHASES

         SECTION 5.1 REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY OR COVENANT. Upon the occurrence of a Repurchase Event AFL shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the related Deposit Date, AFL shall pay the Purchase Amount to the Trust pursuant to Section 4.5 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in Section 6.1, the obligation of AFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFL for such breach available to ARFC II, Certificateholders, Noteholders, or the Owner Trustee or the Indenture Trustee on behalf of Certificateholders or Noteholders or DFC. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against AFL to demand performance hereunder, and in connection therewith, AFL waives any requirement of prior demand against ARFC II with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 2.6 or Section 3.7, as applicable, of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of AFL under this Section shall not terminate upon a termination of AFL as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ARFC II to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by AFL, AFL shall indemnify the Owner Trustee, the Indenture Trustee, Morgan, the Backup Servicer, the Trust, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

         SECTION 5.2 REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by AFL under Section 5.1, ARFC II and the Owner Trustee shall take such steps as may be reasonably requested by AFL in order to assign to AFL all of ARFC II's and the Trust's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ARFC II and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ARFC II or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that AFL may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ARFC II and the Owner Trustee shall, at the expense of AFL, take such steps as AFL deems reasonably necessary to enforce the Receivable, including bringing suit in ARFC II's or the Owner Trustee's name or the names of the Certificateholders.

         SECTION 5.3 REPURCHASE OF INELIGIBLE RECEIVABLES UPON SECURITIZED OFFERING. Upon the purchase of Ineligible Receivables by ARFC II pursuant to
Section 6.5 of the Sale and Servicing Agreement, AFL shall be obligated to purchase from ARFC II all such Ineligible Receivables for a purchase price equal to the fair market value of such Ineligible Receivables.

         SECTION 5.4 WAIVERS. No failure or delay on the part of ARFC II, or the Owner Trustee as assignee of ARFC II, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                      ARTICLE VI

                                    MISCELLANEOUS

         SECTION 6.1 LIABILITY OF AFL. AFL shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Assignment Agreement specifically undertaken by AFL and the representations and warranties of AFL.

         SECTION 6.2  [RESERVED].

         SECTION 6.3 MERGER OR CONSOLIDATION OF AFL OR ARFC II. Any corporation or other entity (i) into which AFL or ARFC II may be merged or consolidated, (ii) resulting from any merger or consolidation to which AFL or ARFC II is a party or (iii) succeeding to the business of AFL or ARFC II, in the case of ARFC II, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ARFC II's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of AFL or ARFC II, as the case may be, under this Agreement and each Assignment Agreement and, whether or not such assumption agreement is executed, shall be the successor to AFL or ARFC II, as the case may be, hereunder and under each such Assignment Agreement (without relieving AFL or ARFC II of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Assignment Agreement. Notwithstanding the foregoing, ARFC II shall not merge or consolidate with any other Person or permit any other Person to become the successor to ARFC II's business without the prior written consent of Morgan and the Rating Agencies. AFL or ARFC II shall promptly inform the other party, the Owner Trustee, the Indenture Trustee, Morgan and the Rating Agencies of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Assignment Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) AFL or ARFC II, as applicable, shall have delivered prompt written notice of such consolidation, merger or purchase and assumption to the Owner Trustee, the Indenture Trustee, Morgan, and the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee, the Indenture Trustee and DFC an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Assignment Agreement, relating to such transaction have been complied with, and (z) AFL or ARFC II, as applicable, shall have delivered to the Owner Trustee, the Indenture Trustee and Morgan an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.4 LIMITATION ON LIABILITY OF AFL AND OTHERS. AFL and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
AFL shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Assignment Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

         SECTION 6.5 AFL MAY OWN NOTES OR CERTIFICATES. Subject to the provisions of the Sale and Servicing Agreement, AFL and any Affiliate of AFL may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not AFL or an Affiliate thereof.

         SECTION 6.6  AMENDMENT.

         (a) This Agreement and any Assignment Agreement may be amended by AFL and ARFC II, without the consent of the Owner Trustee, the Indenture Trustee or Morgan (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Assignment Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and Morgan adversely affect in any material respect the interests of any Certificateholder or Noteholder.

         (b) This Agreement and any Assignment Agreement may also be amended from time to time by AFL and ARFC II, with the prior written consent of the Owner Trustee, the Indenture Trustee, a Certificate Majority, a Note Majority and Morgan for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Assignment Agreement, or of modifying in any manner the rights of the Certificateholders or the Noteholders; PROVIDED, HOWEVER, that no such amendment shall directly or indirectly (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made on any Certificate or Note or the Certificate Rate or the Note Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates or Notes then outstanding or of the Holders of all Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent, AFL shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to Morgan and each Certificateholder and Noteholder.

         (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

         SECTION 6.7 NOTICES. All demands, notices and communications to AFL or ARFC II hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of AFL, to Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham, or such other address as shall be designated by AFL in a written notice delivered to the other party or to the Owner Trustee or the Indenture Trustee, as applicable, (b) in case of ARFC II, to Arcadia Receivables Finance Corp. II, 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435,
Attention: John A. Witham, or (c) in the case of Morgan, 500 Stanton Christiana Road, Newark, Delaware 19713-2107, Attention: Asset Finance Group.

         SECTION 6.8 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement, each Assignment Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, each Assignment Agreement and the Related Documents. Neither this Agreement nor any Assignment Agreement may be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.9 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement or any Assignment Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement or any Assignment Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Assignment Agreement.

         SECTION 6.10 INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by AFL and ARFC II that they intend that the assignments and transfers herein contemplated pursuant to each Assignment Agreement constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from AFL to ARFC II, and that the Receivables and the Other Conveyed Property shall not be a part of AFL's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, AFL. In the event that such conveyance is determined to be made as security for a loan made by ARFC II, the Trust, the Certificateholders or the Noteholders to AFL, the parties intend that AFL shall have granted to ARFC II a security interest in all of AFL's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to each Assignment Agreement and that this Agreement shall constitute a security agreement under applicable law.

         SECTION 6.11 GOVERNING LAW. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         SECTION 6.12 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.13 CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY TO THE TRUST. AFL acknowledges that ARFC II intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. AFL acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of AFL contained in this Agreement and the rights of ARFC II hereunder are intended to benefit the Owner Trustee, the Indenture Trustee, Morgan, the Trust, the Certificateholders and the Noteholders. In furtherance of the foregoing, AFL covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Owner Trustee, the Indenture Trustee, Morgan, the Trust, the Certificateholders and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, AFL shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or ARFC II to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of AFL under this Agreement against AFL for the benefit of the Trust, Morgan, the Certificateholders and the Noteholders.

         SECTION 6.14 NONPETITION COVENANT. Neither ARFC II nor AFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of AFL, against ARFC II) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or ARFC II) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or ARFC II).

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.


                                  Arcadia Receivables Finance Corp. II,
                                     as Purchaser



                                  By: /s/ John A. Witham
                                     ------------------------------------------
                                     Name:  John A. Witham
                                     Title:  EVP CFO



                                  Arcadia Financial Ltd., as Seller


                                  By: /s/ John A. Witham
                                     ------------------------------------------
                                     Name:  John A. Witham
                                     Title:  EVP CFO


       [Signature page to Amended and Restated Receivables Purchase Agreement]